                               FIRST MODIFICATION
                                       TO
                              INVESTMENT AGREEMENT


FIRST MODIFICATION TO INVESTMENT AGREEMENT ("AGREEMENT") dated December ____, 1998 by and between PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership with offices at 651 Day Hill Road, Windsor, Connecticut 06095 ("PIONEER VENTURES"), AND NEUROCORP, LTD., a Nevada corporation with offices at 150 White Plains Road, Tarrytown, New York 10591 (the "COMPANY").

         WHEREAS, Pioneer Ventures and the Company entered into a certain Investment Agreement dated July 30, 1998 (the "INVESTMENT AGREEMENT").

         WHEREAS, the Company desires to obtain funds under the terms of the Investment Agreement to finance its operations and products, market certain development efforts, develop memory centers and engage in clinical research studies pertaining to the human brain and memory function.

         WHEREAS, Pioneer Ventures desires to provide funds under the terms of the Investment Agreement to the Company for such purposes on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the investment to be made, mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Pioneer Ventures agree to modify the Investment Agreement as follows:

FIRST: Section.1.1 OF ARTICLE I IS HEREBY DELETED AND REPLACED WITH THE
FOLLOWING:

         1.1 SERIES C SENIOR CONVERTIBLE PREFERRED STOCK. (a) Upon the terms and subject to the conditions hereinafter set forth, at the various closings (as hereinafter defined and set forth), the Company shall issue, sell, transfer and deliver to Pioneer Ventures a minimum of an aggregate of one million five hundred thousand sixty-six thousand six hundred sixty-seven (*1,566,667*) shares of the Company's Series C Senior Convertible Preferred Stock, $.001 par value (the "PREFERRED STOCK") at the Purchase Price set forth in Section 1.2 hereof; the Preferred Stock shall have the terms


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First Modification To Investment Agreement
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and be issued subject to the conditions as set forth herein and in the Series C
Certificate of Designation to be filed and recorded with the Secretary of State of the State of Nevada upon the occurrence of the First Closing as set forth below. (b) At the first closing ("FIRST CLOSING") on July 30, 1998, the Company shall issue, sell, transfer and deliver to Pioneer Ventures three hundred thirty-three thousand three hundred thirty-four (*333,334*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein. (c) At the second closing ("SECOND CLOSING") which shall not occur prior to the hire and commencement of full time service of a chief executive officer which hiring shall be made by the reconstituted board of directors and shall be approved in writing by Pioneer Ventures (the "CEO-TO-BE-HIRED"), as well as completion of the Milestones for such closing set forth in Section 1.13 hereof, the Company shall issue, sell, transfer and deliver to Pioneer Ventures four hundred thousand (*400,000*) shares upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein. (d) At one or more subsequent closings ("SUBSEQUENT CLOSINGS"), the Company shall issue, sell, transfer and deliver to Pioneer Ventures at least an additional eight hundred thirty-three thousand three hundred thirty-three (*833,333*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein and upon the conditions to be determined in accordance herewith as well as completion of the Milestones for such closing set forth in Section 1.13 hereof.
(e) At the Second Closing, the Company shall reserve one million four hundred thousand (*1,400,000*) shares of which at least 1,233,333 shares are to be delivered in whole or in part at the Second Closing and at the Subsequent Closings. (f) Upon sale and issuance to Pioneer Ventures each share of Preferred Stock shall be free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the Preferred Stock shall be delivered by the Company to Pioneer Ventures at the Closing. Such certificates shall also be accompanied by evidence satisfactory to Pioneer Ventures of the Company's payment of any applicable transfer and franchise taxes. Said stock will not be issued in a transaction registered with the U.S. Securities and Exchange Commission ("COMMISSION") and shall, therefore, be restricted from resale to the public. The Preferred Stock Certificate shall be in the form annexed hereto as EXHIBIT 1.1.

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First Modification To Investment Agreement
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SECOND: ARTICLE VII OF THE INVESTMENT AGREEMENT IS HEREBY AMENDED BY ADDING
Section.7.19 AS FOLLOWS.

7.19     ADDITIONAL CONDITIONS PRECEDENT TO THE SECOND CLOSING

         (a) The Company shall represent and warrant that the July 30, 1998 First Modification to Employment Agreement between the Company and Dr. Turan M. Itil is of full force and effect, and it is binding and a legal obligation on the Company and Dr. Turan M. Itil.

         (b) Any and all legal fees of the firm Akabas & Cohen incurred with respect to modifying Dr. Turan Itil's employment agreement shall be paid by Dr. Turan Itil directly. If any payments have been made by the Company, such legal fees shall be deducted from Dr. Itil's compensation. The Company warrants it has not and shall not pay such fees.

         (c) The life insurance policy premiums for any and all life insurance policies insuring the life of Dr. Turan Itil accruing after or paid after July 30, 1998 shall be Dr. Itil's sole responsibility. If any such payments have been made by the Company, the Company shall be reimbursed by deducting the costs of such premiums from Dr. Itil's compensation. The Company warrants it has not and shall not pay such premiums.

          (d) All Conditions Precedent to the Second Closing, including the condition that Vernon Wells shall enter into an employment agreement satisfactory to Pioneer Ventures, shall all be conditions precedent to the Third Closing, or any Subsequent Closing and have not been waived by Pioneer Ventures.

          (e) The condition precedent that the Company develop a business plan/strategic plan satisfactory to Pioneer Ventures shall be required to be submitted by February 28, 1999, and if it is not approved by Pioneer Ventures, then the Company shall have 45 days to cure such plan. If the plan is not then cured, the Company shall be in default under the Investment Agreement and the 13% default dividend rate shall be in effect.

THIRD: ARTICLE XIII OF THE INVESTMENT AGREEMENT IS HEREBY AMENDED BY ADDING Section.13.12 AS FOLLOWS:

13.12: USE OF TERM "PIONEER VENTURES". Notwithstanding any provision of the Investment Agreement to the contrary, included in the definition and meaning of the "Pioneer Ventures" shall be any one or more parallel limited partnerships which have been or shall be organized by Ventures


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First Modification To Investment Agreement
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Management Partners LLC as the general partner to invest in parallel with
Pioneer Ventures Associates Limited Partnership on the same economic terms and PRO RATA based upon their aggregate subscriptions. The limited partners of Pioneer Ventures Associates Limited Partnership and the parallel partnerships shall be referred to herein as the "LIMITED PARTNERS".


         WITNESS the execution of this First Modification to Investment Agreement as of the date first above written.

PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP
BY: VENTURES MANAGEMENT PARTNERS LLC
         its General Partner
BY:      Pioneer Ventures Corp.
         Its Managing Member



BY:
   ------------------------------
     Robert A. Lerman, President

                                     NEUROCORP, LTD.



                                     BY:
                                        ---------------------------------------
                                         Vernon Wells, Chief Executive Officer

                                     ATTEST:
                                                               (Corporate Seal)



                                     BY:
                                        ---------------------------------------
                                         Kurt Itil, Vice President